CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

VolitionRX Limited

As independent registered public accountants, we hereby consent to the use of our report dated April 16, 2012, with respect to the financial statements of VolitionRX Limited in its registration statement on Form S-1 relating to the registration of 1,058,845 shares of common stock.  We also consent to the reference of our firm under the caption “interests of name experts and counsel” in the registration statement.

/s/ SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, UT

August 2, 2012